                                                                  Rule 424(b)(3)
                                                                       333-55945




                                BRIGHTPOINT, INC.

                        Supplement dated June 23, 1999 to
            Prospectus dated July 2, 1998, as previously supplemented
                     on August 18, 1998 and February 3, 1999

         This following table sets forth certain updated or additional information concerning the beneficial ownership of LYONs by the Selling Holders named below.

                                                      Principal Amount of LYONs
                                                     Beneficially Owned And That
Selling Holder                                         May Be Offered Hereby(1)
--------------                                         ------------------------

HBK Cayman L.P.                                             1,305,000(2)

HBK Offshore Fund Ltd.                                      2,695,000(2)

Merrill Lynch Pierce Fenner & Smith, Inc.                     500,000(2)

Salomon Smith Barney Inc.                                   2,500,000(2)

South Dakota Retirement System                              8,000,000(2)

Barry Zemel DBA Prizm Investment                            1,000,000(3)

Teachers Insurance and Annuity
Association of America
                                                            6,000,000(3)



(1) The information regarding ownership of LYON's provided by the Selling Holders listed herein is as of February 19, 1999.

(2) Updates information contained under the caption "Selling Holders" in the Company's July 2, 1998 Prospectus as previously supplemented on August 18, 1998 and February 3, 1999. In addition, information regarding Salomon Smith Barney Inc. has also been updated to reflect its new corporate name.

(3) Represents a Selling Holder and related information not previously listed under the caption "Selling Holders" in the Company's July 2, 1998 Prospectus as previously supplemented on August 18, 1998 and February 3, 1999.